Summary

Merrill Lynch Muniholdings II, III, IV
Proxy Solicitation Summary												24-Jul-00

Fund Name	Outstanding	Total	%	Need for	Actual	%	Reorganization - Proposal #1
	Shares	Voted	O/S	Quorum	Returns	O/S	"For"	% of O/S	"Agst"	% of O/S	"Abs"	Need

													Transfer Agent
Muniholdings Insured Fund II, Inc.	11,015,719	5,948,057	54.00%	(2,312,869)	5,948,057	54.00%	5,609,821	50.93%	101,628	0.92%	236,608	(101,961)	BE	Muniholdings Insured Fund II, Inc.
Preferred Series A&B	4,200	4,200	100.00%	(2,939)	4,200	100.00%	3,822	91.01%	3	0.07%	375	(2,939)		Preferred Series A&B
Muniholdings Insured Fund III, Inc.	6,806,667	3,603,360	52.94%	(1,357,159)	3,603,360	52.94%	3,421,358	50.26%	94,063	1.38%	87,939	(18,024)	BONY	Muniholdings Insured Fund III, Inc.
Preferred Series A	2,714	2,714	100.00%	(1,817)	2,714	100.00%	2,362	87.04%	0	0.00%	352	(1,899)		Preferred Series A
Muniholdings Insured Fund IV, Inc.	3,441,482	1,843,961	53.58%	(708,271)	1,843,961	53.58%	1,749,387	50.83%	28,604	0.83%	65,970	(28,645)	BONY	Muniholdings Insured Fund IV, Inc.
Preferred Series A	1,266	1,266	100.00%	(885)	1,266	100.00%	1,266	100.00%	0	0.00%	0	(885)		Preferred Series A

Last Updated on 10/26/2000
By Vania Allen